Exhibit 99.1

BIDZ.COM, INC. TO REPORT SECOND QUARTER 2007
FINANCIAL RESULTS ON AUGUST 13, 2007

CULVER CITY, California—August 6, 2007—Bidz.com, Inc. (NASDAQ: BIDZ), a leading online auctioneer of jewelry, today announced that it will report second quarter 2007 financial results on Monday, August 13, 2007, after the market close. The Company’s management team will also hold a conference call and audio webcast to discuss these results and provide additional comments and details.

The conference call and audio webcast are scheduled to begin at 1:30 p.m. PT (4:30 p.m. ET) on August 13, 2007. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations’ section of Bidz’s website at www.bidz.com. To listen to the live call, please visit the Investor section of Bidz’s website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, the webcast will be archived.

About Bidz.com Inc.

Bidz.com, founded in 1998, is an online auctioneer of jewelry. Bidz offers its products through a live auction format requiring only a $1 minimum opening bid. To learn more about Bidz.com visit its website at www.bidz.com.

CONTACTS:

Allyson Pooley / Patricia Dolmatsky

ICR

(310) 954-1100

apooley@icrinc.com / pdolmatsky@icrinc.com

Lawrence Kong, CFO

Bidz.com, Inc.

(310) 280-7373

CONFERENCE CALL NOTICE

Bidz.com, Inc.

(NASDAQ: BIDZ)

David Zinberg, Chief Executive Officer

and

Lawrence Kong, Chief Financial Officer

invite you to participate in a conference call to discuss

Bidz.com’s financial results for the second quarter of 2007

Monday, August 13, 2007

4:30 p.m. Eastern Time

1:30 p.m. Pacific Time

The conference call number is (877)704-5379. Please call approximately
10 minutes in advance to ensure that you are connected prior to the presentation. International callers may dial (913) 312-1293.

A replay of the call will be available through August 27, 2007.

Please dial (888) 203-1112; International callers may dial (719)457-0820.
Passcode #4533124

The conference call will also be broadcast live over the Internet at

http://investors.bidz.com/calendar.cfm

We hope you will be able to join this conference call.  For further information,

please contact Allyson Pooley or Patricia Dolmatsky of ICR, Inc. at (310) 954-1100.